                                                                     EXHIBIT 4.5

________________________________________________________________________________


                                 CompUSA Inc.,

                                   as Issuer,

                               CompFinance Inc.,

                               CompService Inc.,

                                 CompTeam Inc.

                                     and

                            CompUSA Holdings II Inc.

                                 as Guarantors,

                                      and

                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                   as Trustee

                               _________________

                         SECOND SUPPLEMENTAL INDENTURE

                          Dated as of February 7, 1996

                               _________________


     Supplement to Indenture dated as of June 17, 1993, between CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., and CompService Inc., as Guarantors and U.S. Trust Company of Texas, N.A., as Trustee, relating to CompUSA Inc.'s $110,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2000

________________________________________________________________________________

                         SECOND SUPPLEMENTAL INDENTURE
                         -----------------------------


     SECOND SUPPLEMENTAL INDENTURE, dated as of February 7, 1996, among CompUSA Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), CompUSA Holdings II Inc., a corporation duly organized and existing under the laws of the State of Delaware and CompTeam Inc., CompFinance Inc. and CompService Inc. (collectively, with CompUSA Holdings II Inc., the "Guarantors"), and U.S. TRUST COMPANY OF TEXAS, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee"), as Trustee under the Indenture hereinafter mentioned.

                                   WITNESSETH
                                   ----------

     WHEREAS, the Issuer, CompFinance Inc., CompService Inc., Compudyne Products, Inc. and Compudyne Direct, Inc., heretofore executed and delivered to the Trustee an Indenture dated as of June 17, 1993 (the "Original Indenture"), providing for the issuance of $110,000,000 principal amount of the Issuer's 9 1/2% Senior Subordinated Notes due 2000 (the "Securities");

     WHEREAS, Compudyne Products, Inc. and Compudyne Direct, Inc. have been merged with and into the Issuer and are therefore no longer in existence;

     WHEREAS, CompUSA Inc., CompFinance Inc., CompService Inc., CompTeam Inc. and U.S. Trust Company of Texas, N.A. heretofore executed and delivered to the Trustee the First Supplemental Indenture dated as of December 1, 1995, by which CompTeam Inc. was added as a Guarantor of the Indenture;

     WHEREAS, CompUSA Holdings II Inc. is a newly formed, wholly owned subsidiary of the Issuer and wishes to guarantee Issuer's obligations with respect to the repayment of the Securities;

     WHEREAS, Section 9.01 of the Indenture, "Amendments -- Without Consent of Securityholders", provides that provisions of the Indenture may be amended or supplemented without the consent of the Holders with respect to certain matters therein identified;

     WHEREAS, CompUSA Holdings II Inc. desires in and by this Second Supplemental Indenture to guarantee the obligation of the Issuer to pay the principal and interest on the Securities;

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW THEREFORE, in consideration of the above premises, and in order to comply with the terms of the Indenture, the Issuer and the Guarantors covenant with the Trustee as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

     Section 1.01. For all purposes of the Indenture and this Second
     ------------
Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

     (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                  ARTICLE TWO
                            AMENDMENT AND SUPPLEMENT

     Section 2.01. The definition of "Guarantor," which follows the definition
     ------------
of "Guarantee" in Section 1.01 of the Indenture, is hereby deleted and replaced with the following new definition:

            "Guarantor" means each of CompFinance Inc., CompService Inc., CompTeam Inc. and CompUSA Holdings II Inc. and any other direct or indirect Subsidiary of the Company that executes a Subsidiary Guarantee after the date hereof, and their respective successors or assigns.

     Section 2.02. CompUSA Holdings II Inc. hereby agrees to be bound by all of
     ------------
the terms and conditions of the Indenture as a Guarantor and to execute such documents, including without limitation a written Subsidiary Guarantee, as shall be necessary to evidence CompUSA Holdings II Inc.'s status as a Guarantor.

                                 ARTICLE THREE
                                 MISCELLANEOUS

     Section 3.01. All of the terms and conditions of the Indenture shall remain
     ------------
in full force and effect.

     Section 3.02. The Trustee accepts the modification of the Indenture
     ------------
effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuer. The Trustee makes no representation and shall have no responsibility as to the validity of this Second Supplemental Indenture.

     Section 3.03. In case any provision in this Second Supplemental Indenture
     ------------
shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Second Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

     Section 3.04. This Second Supplemental Indenture shall be deemed to be a
     ------------
contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     Section 3.05. This Second Supplemental Indenture may be executed in any
     ------------
number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.

                                              CompUSA Inc.

[SEAL]
                                              By:/s/ JAMES E. SKINNER
                                                 -----------------------------
                                                   Name:
Attest:                                            Title:

/s/ Mark R. Walker
- --------------------------------


                                              CompFinance Inc.

[SEAL]
                                              By:
                                                 _____________________________
                                                   Name:
Attest:                                            Title:

________________________________


                                              CompService Inc.

[SEAL]
                                              By:
                                                 _____________________________
                                                   Name:
Attest:                                            Title:

________________________________

     Section 3.04. This Second Supplemental Indenture shall be deemed to be a
     ------------
contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     Section 3.05. This Second Supplemental Indenture may be executed in any
     ------------
number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Issuer, the Guarantors and the Trustee have caused their names to be signed hereto by their respective officers thereunder duly authorized and their respective corporate seals, duly attested, to be hereunto duly affixed, all as of the day and the year first above written.

                                        CompUSA Inc.

[SEAL]
                                        By:_____________________________________
                                             Name:
Attest:                                      Title:

_____________________________


                                        CompFinance Inc.

[SEAL]
                                            /s/ Joan Dobrzynski
                                        By:-------------------------------------
                                             Name:  Joan Dobrzynski
Attest:                                      Title: President

[SIGNATURE ILLEGIBLE]
- -----------------------------


                                        CompService Inc.

[SEAL]
                                            /s/ Joan Dobrzynski
                                        By:-------------------------------------
                                             Name:  Joan Dobrzynski
Attest:                                      Title: President

[SIGNATURE ILLEGIBLE]
- -----------------------------

                                        CompTeam Inc.

[SEAL]
                                        By: /s/ Mark R.Walker
                                           -------------------------------------
                                             Name: Mark Walker
Attest:                                      Title: V.P. Secretary


/s/ Peggy F. Cattell
- -----------------------------


                                        CompUSA Holdings II Inc.

[SEAL]
                                        By: /s/ James E. Skinner
                                           -------------------------------------
                                             Name:
Attest:                                      Title:

/s/ Mark R. Walker
- -----------------------------


                                        U.S. Trust Company of Texas, N.A.

[SEAL]
                                        By:_____________________________________
                                             Name:
Attest:                                      Title:

_____________________________

                                             CompTeam Inc.

[SEAL]
                                             By:________________________________
                                                  Name:
Attest:                                           Title:


_____________________________

                                             CompUSA Holdings II Inc.

[SEAL]

                                             By:________________________________
                                                  Name:
Attest:                                           Title:


_____________________________


                                             U.S. Trust Company of Texas, N.A.

[SEAL]
                                             By: /s/ John C. Stohlmann
                                                --------------------------------
                                                  Name:  JOHN C. STOHLMANN
Attest:                                           Title: VICE PRESIDENT


/s/ Susan Jane Chapman
- -----------------------------
 Susan Jane Chapman
ASSISTANT VICE PRESIDENT